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                                                                    EXHIBIT 10.1


                                GREER STATE BANK
                            DIRECTORS INCENTIVE PLAN

         1. PURPOSE. The purpose of the Greer State Bank Directors Incentive Plan (the "Plan") is to improve the interests of Greer State Bank (the "Company") by encouraging ownership of the Company's Five Dollar ($5.00) par value common stock (the "Common Stock") by Directors of the Company, thereby assisting the Company in attracting and retaining Directors of outstanding ability and giving such Directors an increased incentive to devote their efforts to the success of the Company.

         2. ADMINISTRATION. Grants of options under the Plan shall be automatic. The Plan is intended to be a "formula plan" as recognized by Rule 16b-3(c)(2)(ii) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall be interpreted accordingly. The Company's Board of Directors or a committee appointed by the Board of Directors composed of at least three (3) members of the Board of Directors (which may be any Committee of the Board of Directors) shall have complete and conclusive authority to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

         3. ELIGIBILITY. Except as provided otherwise in this Paragraph 3, options under the Plan shall be granted in accordance with Paragraph 5 to each member of the Company's Board of Directors who is not also an employee of the Company; provided that shares of Common Stock remain available for grant hereunder in accordance with Paragraph 4. No employee of the Company who is also a member of the Company's Board of Directors may participate in this Plan. A Director to whom an option is granted under the Plan shall be referred to hereinafter as a "Grantee."

         4. SHARES SUBJECT TO PLAN. The shares subject to the Plan shall be authorized but unissued, or reacquired, shares of Common Stock. Subject to adjustment in accordance with the provisions of Paragraph 6 of the Plan, the maximum number of shares of Common Stock for which options may be granted under the Plan shall be forty-five thousand (45,000) and the initial adoption of the Plan by the Board of Directors of the Company shall constitute a reservation of forty-five thousand (45,000) authorized but unissued, or reacquired, shares of Common Stock for issuance only upon the exercise of options granted under the Plan. In the event that any outstanding option granted under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such option may again be subject in whole or in part to any option granted under the Plan.


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         5.       TERMS AND CONDITIONS OF OPTIONS.  Options granted
pursuant to the Plan shall be evidenced by Stock Option Agreements in such form as shall comply with and be subject to the following terms and conditions:

                  (a) Grant. Beginning with the adjournment of the 1996 Annual Meeting of Shareholders of Greer State Bank (the "1996 Annual Meeting") and at the adjournment of the annual meetings for each of the succeeding years during the term of the Plan in which the return on average equity of Greer State Bank for the fiscal year preceding the annual meeting as reported by Greer State Bank in its earnings release for such prior fiscal year is twelve percent (12%), respectively, or greater, each Director who was also serving in such capacity as of December 31 of the preceding year shall be granted an option to purchase five hundred (500) shares of the Company's Common Stock, subject to adjustment as provided in Paragraph 6 and provided that no Director may receive grants of options for shares of Common Stock under the Plan in excess of five thousand (5,000) shares. Each such day that options are to be granted under the Plan is referred to hereinafter as a "Grant Date."

                  If on any Grant Date, shares of Common Stock are not available under the Plan to grant to Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Director shall receive an option (a "Reduced Grant") to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock then available under the Plan divided by the number of Directors as of the applicable Grant Date. Fractional shares shall be ignored and not granted.

                  If a Reduced Grant has been made and, thereafter, during the term of the Plan, additional shares of Common Stock become available for grant (e.g., because of the forfeiture or lapse of an option), then each person who was a Director both on the Grant Date on which the Reduced Grant was made and on the date additional shares of Common Stock become available (a "Continuing Director") shall receive an additional option to purchase shares of Common Stock. The number of newly available shares shall be divided equally among the options granted to the Continuing Directors; provided, however, that the aggregate number of shares of Common Stock subject to a Continuing Director's additional option plus any prior Reduced Grant to the Continuing Director on the applicable Grant Date shall not exceed five thousand (5,000) shares of Common Stock (subject to adjustment pursuant to Paragraph 6). If more than one Reduced Grant has been made, available options shall be granted beginning with the earliest such Grant Date.


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         (b)      Option Price.     The option price for each option granted
under the Plan shall be the Fair Market Value (as defined below) of the shares of Common Stock subject to the option on the Grant Date of the option. For purposes of the Plan, the "Fair Market Value" of the shares of Common Stock shall mean the last sales price on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as quoted by a national quotation service, or if none by J. C. Bradford & Company, Greenville, South Carolina. If the shares are listed on a national securities exchange, "Fair Market Value" means the closing price of the shares on such national securities exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Quotation Bureau, Inc. or other national quotation service.

         (c) Medium and Time of Payment. The option price shall be payable in full upon the exercise of an option in cash or by check. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, options may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the option shares and delivers cash sales proceeds to the Company in payment of the exercise price. In no event may shares of Common Stock be used as payment of the exercise price of the option.

         (d) Term. Each option granted under the Plan shall, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the option, unless earlier terminated as provided hereinafter in Paragraph 5(g).

         (e) Exercisability. Each option granted under the Plan shall, unless earlier terminated as provided hereinafter in Paragraph 5(g), become exercisable on the date six (6) months and one day following the date of grant.

         (f) Method of Exercise. All options granted under the Plan shall be exercised by an irrevocable written notice directed to the Secretary of the company at the Company's principal place of business. Except in the case of a "cashless exercise" through a broker, such written notice shall be accompanied by payment in full of the option price for the shares for which such option is being exercised. In the case of a "cashless exercise," payment in full of the option price for the shares for which such option is being exercised shall be paid in cash by the broker from the sale proceeds. The Company shall make delivery of certificates representing the shares for which an option has been exer-


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         cised within a reasonable period of time; provided, however, that if any law, regulation or agreement requires the Company to take any action with respect to the shares for which an option has been exercised before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. Certificates representing shares for which options are exercised under the Plan may bear such restrictive legends as may be necessary or desirable in order to comply with applicable federal and state securities laws. Nothing contained in the Plan shall be construed to require the Company to register any shares of Common Stock underlying options granted under the Plan.

                  (g)      Effect of Termination of Directorship or Death.

                           (i)      Termination of Directorship.  Upon
                  termination of any Grantee's membership on the Board of Directors of the Company for any reason other than for cause or death, the options held by the Grantee under the Plan shall terminate ninety (90) days following the date of termination of the Grantee's membership on the Board or, if earlier, on the date of expiration of the options as provided by Paragraph 5(d) of the Plan. If the Grantee exercises the options after termination of the Grantee's service on the Board of Directors, the Grantee may exercise the options only with respect to the shares that were otherwise exercisable on the date of termination of the Grantee's service on the Board. Such exercise otherwise shall be subject to the terms and conditions of the Plan. If the Grantee's membership on the Board of Directors is terminated for cause, all options granted to such Grantee shall expire upon such termination.

                           (ii) Death. In the event of the death of a Grantee, the Grantee's personal representatives, heirs or legatees (the "Grantee's Successors") may exercise the options held by the Grantee on the date of death, upon proof satisfactory to the Company of their authority. The Grantee's Successors must exercise any such options within one (1) year after the Grantee's death and in any event prior to the date on which the options expire as provided by Paragraph 5(d) of the Plan. Such exercise otherwise shall be subject to the terms and conditions of the Plan.

                  (h) Nonassignability of Options Rights. No option shall be assignable or transferable by the Grantee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Title I of the Employee Retirement Income Security Act of 1974, as


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amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the
"Code"). During the lifetime of the Grantee, the option shall be exercisable only by the Grantee.

         (i) Rights as Shareholder. Neither the Grantee nor the Grantee's Successors shall have rights as a shareholder of the Company with respect to shares of Common Stock covered by the Grantee's option until the Grantee or the Grantee's Successors become the holder of record of such shares.

         (j) No Options after Ten Years. No options shall be granted except within a period of ten (10) years after the effective date of the Plan.

6.       ADJUSTMENTS.

         (a) Certain Recapitalizations. If any change is made in the Common Stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating, dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be automatically and appropriately adjusted, including the maximum number of shares subject to the Plan and number of shares and price per share of stock subject to outstanding options. A stock dividend in 1996 shall not cause an adjustment to the outstanding options.

         (b) Certain Reorganizations. In the event of: (i) a merger or consolidation in which the Company is not the surviving corporation; (ii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iii) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan. If there is no surviving corporation, all outstanding options shall expire.

7.       EFFECTIVE DATE AND TERMINATION OF PLAN.

         (a) Effective Date. If approved by the Board of Directors and shareholders of the Company, the Plan shall become effective upon the adjournment of the 1996 Annual Meeting.


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                  (b)      Termination.  The Plan shall terminate ten (10) years
         after its effective date, but the Board of Directors may terminate the Plan at any time prior to such date. Termination of the Plan shall not alter or impair any of the rights or obligations under any option theretofore granted under the Plan unless the Grantee shall so consent.

         8. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall impose no obligation upon the Grantee to exercise such option.

         9. AMENDMENT. The Board of Directors of the Company by majority vote may amend the Plan; provided, however, that without the approval of the shareholders of the Company, no such amendment shall change:

                  (a) The maximum number of shares of Common Stock as to which options may be granted under the Plan (except by operation of the adjustment provisions of the Plan); or

                  (b) The date on which the Plan will terminate as provided by Paragraph 7(b) of the Plan; or

                  (c) The number of shares of Common Stock subject to each option; or

                  (d) The option price as provided under Paragraph 5(b) of the Plan; or

                  (e) The provisions of Paragraph 3 of the Plan relating to the determination of persons to whom options may be granted; or

                  (f) The provisions of the Plan in such a manner so as to increase materially (within the meaning of Rule 16b-3 under the Exchange Act) the benefits accruing under the Plan.

                  The provisions of the Plan determining (i) the persons eligible to receive grants of options, (ii) the timing of option grants, (iii) the number of shares subject to options, (iv) the exercise price of options, (v) the periods during which options are exercisable, and (vi) the dates on which options terminate, may not be amended more than once every six (6) months other than to comport with changes in the Code, the ERISA, or the rules and regulations thereunder.

                  It is expressly contemplated that the Board may amend the Plan in any respect that the Board deems necessary to cause the Plan to meet the requirements of Rule 16b-3 (or any successor rule) under the Exchange Act and otherwise to


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         comport with the provisions of such Act and the applicable regulations thereunder.

                  Any amendment to the Plan shall not, without the written consent of the Grantee, affect such Grantee's rights under any option theretofore granted to such Grantee.

         In witness whereof, the Greer State Bank Directors Incentive Plan has been executed by its duly authorized officer this 26th day of June, 1996.


                                        GREER STATE BANK

                                        By:  /s/ R. Dennis Hennett
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                                        Its: President
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